Exhibit 15


May 10, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Ford Motor Credit Company Registration Statements on Form S-3
    Nos. 333-91953, 333-92595, 333-45015, 333-86832 and 333-107955


Commissioners:

We are aware that our report dated May 10, 2005 on our review of interim financial information of Ford Motor Credit Company for the three month periods ended March 31, 2005 and 2004 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2005 is incorporated by reference in the aforementioned Registration Statements.


Very truly yours,

/s/ PricewaterhouseCoopers LLP













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